Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of CenterPoint Energy, Inc. (CenterPoint Energy) and Vectren Corporation (Vectren). The following pro forma financial statements should be read in conjunction with:

•	the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•
the consolidated financial statements of CenterPoint Energy as of and for the year ended December 31, 2017, included in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (SEC) on February 22, 2018;

•
the unaudited consolidated financial statements of CenterPoint Energy as of and for the nine months ended September 30, 2018, included in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, filed with the SEC on November 8, 2018;

•
the consolidated financial statements of Vectren as of and for the year ended December 31, 2017, attached as Exhibit 99.1 to CenterPoint Energy’s Current Report on Form 8-K filed with the SEC on August 14, 2018; and

•
the unaudited consolidated financial statements of Vectren as of and for the nine months ended September 30, 2018, included in Vectren’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, filed by Vectren with the SEC on November 6, 2018.

Vectren Merger
On February 1, 2019, (the Closing Date), the merger (the Vectren Merger) contemplated by the Agreement and Plan of Merger dated as of April 21, 2018 (the Merger Agreement), by and among CenterPoint Energy, Vectren and Pacer Merger Sub, Inc., an Indiana corporation and wholly-owned subsidiary of CenterPoint Energy (Merger Sub) was completed. Pursuant to the Merger Agreement, on and subject to the terms and conditions set forth therein, Merger Sub merged with and into Vectren, with Vectren continuing as the surviving corporation in the Vectren Merger and becoming a wholly-owned subsidiary of CenterPoint Energy. Under the Merger Agreement, CenterPoint Energy paid cash consideration of approximately $6.0 billion, based upon the “Merger Consideration” (as defined in the Merger Agreement) of $72.00 per share for each share of common stock of Vectren issued and outstanding immediately prior to close of the Vectren Merger. These amounts did not include a stub period cash dividend of $0.41145 per share, which was declared, with CenterPoint Energy’s consent, by Vectren’s board of directors on January 16, 2019, paid to Vectren stockholders as of the record date of February 1, 2019.

Financing

In anticipation of the Vectren Merger, in August and October 2018, CenterPoint Energy completed registered public offerings of its common stock, perpetual preferred stock, mandatory convertible preferred stock, and long-term debt (collectively, Merger Financings). These offerings provided total net proceeds of approximately $5.0 billion for the partial funding of the Merger Consideration. As of September 30, 2018, CenterPoint Energy utilized net proceeds from Merger Financings of $790 million to temporarily pay down outstanding commercial paper to reduce holding costs. CenterPoint Energy funded the remaining balance of the Merger Consideration after completion of the Merger Financings by issuances of commercial paper.

The pro forma financial statements give effect to the following, including the net proceeds of the Merger Financings that were completed prior to the Closing Date (see Note 3 for further details):

•
$790 million from the issuance of CenterPoint Energy’s Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock) completed on August 22, 2018, which was temporarily used to reduce commercial paper as of September 30, 2018;

•	$950 million from the issuance of CenterPoint Energy’s 7.00% Series B Mandatory Convertible Preferred Stock (Series B Preferred Stock) completed on October 1, 2018;

•	$1.8 billion from the issuance of CenterPoint Energy common stock (Common Stock) completed on October 1, 2018;

•	$1.5 billion from the issuance of senior notes (Senior Notes) completed on October 5, 2018; and

•	approximately $1.0 billion of newly issued commercial paper.

The Unaudited Pro Forma Condensed Combined Statements of Income (pro forma statements of income) for the nine months ended September 30, 2018, and the year ended December 31, 2017, give effect to the Vectren Merger as if it were completed on January 1, 2017. The Unaudited Pro Forma Condensed Combined Balance Sheet (pro forma balance sheet) as of September 30, 2018, gives effect to the Vectren Merger as if it were completed on September 30, 2018.

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Vectren Merger, (ii) factually supportable and (iii) with respect to the pro forma statements of income, expected to have a continuing impact on the combined results following the Vectren Merger.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read with the pro forma financial statements. Because the pro forma financial statements have been prepared based on preliminary estimates, the total amounts recorded at the date of the Vectren Merger may differ materially from the information presented in the pro forma financial statements. These estimates are subject to change pending further review of the assets acquired and liabilities assumed in the Vectren Merger and the final purchase price allocation of the Vectren Merger.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

CENTERPOINT ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET September 30, 2018

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 4)		CenterPoint Energy Pro Forma
	(In Millions)
Current Assets:
Cash and cash equivalents	$293	$29	—	(a)	$293
			(29)	(g)
Investment in marketable securities	627	—	—		627
Accounts receivable, net	918	231	—		1,149
Accrued unbilled revenues	212	156	—		368
Natural gas and fuel inventory	207	64	—		271
Materials and supplies	198	55	—		253
Non-trading derivative assets	76	—	—		76
Taxes receivable	38	—	—		38
Prepaid expenses and other current assets	157	62	—		219
Total current assets	2,726	597	(29)		3,294
Property, Plant and Equipment, net	13,653	5,027	—		18,680
Other Assets:
Goodwill	867	293	4,080	(b)	5,240
Regulatory assets	1,934	470	(68)	(d)	2,336
Non-trading derivative assets	38	—	—		38
Investment in unconsolidated affiliate	2,457	1	—		2,458
Preferred units – unconsolidated affiliate	363	—	—		363
Intangible assets	67	30	195	(c)	292
Other	123	63	(8)	(i)	233
			55	(g)
Total other assets	5,849	857	4,254		10,960
Total Assets	$22,228	6,481	4,225		32,934

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (continued) September 30, 2018

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 4)		CenterPoint Energy Pro Forma
	(In Millions)
Current Liabilities:
Short-term borrowings	$—	$325	78	(f)	$429
			26	(g)
Current portion of VIE Securitization Bonds long-term debt	456	—	—		456
Indexed debt, net	25	—	—		25
Current portion of other long-term debt	50	60	—		110
Indexed debt securities derivative	685	—	—		685
Accounts payable	708	233	27	(e)	968
Taxes accrued	152	48	—		200
Interest accrued	80	23	—		103
Non-trading derivative liabilities	33	—	—		33
Due to ZENS note holders	—	—	—		—
Other	392	175	(24)	(f)	552
			9	(h)
Total current liabilities	2,581	864	116		3,561
Other Liabilities:
Deferred income taxes, net	3,220	518	31	(l)	3,769
Non-trading derivative liabilities	6	—	—		6
Benefit obligations	722	153	—		875
Regulatory liabilities	2,506	939	—		3,445
Other	433	153	(21)	(f)	565
Total other liabilities	6,887	1,763	10		8,660
Long-term Debt:
VIE Securitization Bonds, net	1,045	—	—		1,045
Other long-term debt, net	6,207	1,979	1,488	(j)	11,374
			1,700	(k)
Total long-term debt, net	7,252	1,979	3,188		12,419
Shareholders’ Equity:
Cumulative preferred stock
Series A Preferred Stock	790	—	—		790
Series B Preferred Stock	—	—	950	(m)	950
Common stock	4	739	(739)	(o)	5
			1	(n)
Additional paid-in-capital	4,221	—	1,843	(n)	6,064
Retained earnings	551	1,137	(1,068)	(o)	543
			(27)	(e)
			(33)	(f)
			(9)	(h)
			(8)	(i)
Accumulated other comprehensive loss	(58)	(1)	1	(o)	(58)
Total shareholders’ equity	5,508	1,875	911		8,294
Total Liabilities and Shareholders’ Equity	$22,228	$6,481	$4,225		$32,934

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME For the Nine Months Ended September 30, 2018

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 5)		CenterPoint Energy Pro Forma
	(In Millions, Except Per Common Share Amounts)
Revenues:
Utility revenues	$4,534	$1,038	$—		$5,572
Non-utility revenues	3,019	930	—		3,949
Total	7,553	1,968	—		9,521
Expenses:
Utility natural gas, fuel and purchased power	959	349	—		1,308
Non-utility cost of revenues, including natural gas	2,927	300	—		3,227
Operation and maintenance	1,714	835	(42)	(e)	2,507
Depreciation and amortization	982	218	6	(b)	1,206
Taxes other than income taxes	307	50	—		357
Total	6,889	1,752	(36)		8,605
Operating Income	664	216	36		916
Other Income (Expense):
Gain on marketable securities	66	—	—		66
Loss on indexed debt securities	(316)	—	—		(316)
Interest and other finance charges	(259)	(49)	(49)	(a)	(357)
Interest on Securitization Bonds	(46)	—	—		(46)
Equity in earnings (losses) of unconsolidated affiliate, net	208	(18)	—		190
Other, net	16	5	—		21
Total	(331)	(62)	(49)		(442)
Income Before Income Taxes	333	154	(13)		474
Income tax expense	85	18	(3)	(f)	100
Net Income	248	136	(10)		374
Preferred stock dividend requirement	5	—	32	(c)	88
			51	(d)
Income available to common shareholders	$243	$136	$9		$286

Basic Earnings Per Common Share	$0.56				$0.57
Diluted Earnings Per Common Share	$0.56				$0.57

Weighted Average Common Shares Outstanding, Basic	431		70	(g)	501
Weighted Average Common Shares Outstanding, Diluted	435		70	(g)	505

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME For the Year Ended December 31, 2017

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 5)		CenterPoint Energy Pro Forma
	(In Millions, Except Per Common Share Amounts)
Revenues:
Utility revenues	$5,603	$1,382	$—		$6,985
Non-utility revenues	4,011	1,275	—		5,286
Total	9,614	2,657	—		12,271
Expenses:
Utility natural gas, fuel and purchased power	1,109	444	—		1,553
Non-utility cost of revenues, including natural gas	3,785	444	—		4,229
Operation and maintenance	2,221	1,116	—		3,337
Depreciation and amortization	1,036	276	7	(b)	1,319
Taxes other than income taxes	391	59	—		450
Total	8,542	2,339	7		10,888
Operating Income	1,072	318	(7)		1,383
Other Income (Expense):
Gain on marketable securities	7	—	—		7
Loss on indexed debt securities	49	—	—		49
Interest and other finance charges	(313)	(62)	(86)	(a)	(461)
Interest on Securitization Bonds	(77)	—	—		(77)
Equity in earnings (losses) of unconsolidated affiliate, net	265	(1)	—		264
Other, net	60	7	—		67
Total	(9)	(56)	(86)		(151)
Income Before Income Taxes	1,063	262	(93)		1,232
Income tax expense (benefit)	(729)	46	(35)	(f)	(718)
Net Income	1,792	216	(58)		1,950
Preferred stock dividend requirement	—	—	49	(c)	117
			68	(d)
Income available to common shareholders	$1,792	$216	$(39)		$1,833

Basic Earnings Per Common Share	$4.16				$3.66
Diluted Earnings Per Common Share	$4.13				$3.52

Weighted Average Common Shares Outstanding, Basic	431		70	(g)	501
Weighted Average Common Shares Outstanding, Diluted	434		106	(g)	540

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	Basis of presentation

The pro forma statements of income for the nine months ended September 30, 2018, and the year ended December 31, 2017, give effect to the Vectren Merger as if it were completed on January 1, 2017. The pro forma balance sheet as of September 30, 2018, gives effect to the Vectren Merger as if it were completed on September 30, 2018.

The pro forma financial statements have been derived from the historical consolidated financial statements of CenterPoint Energy and Vectren. Certain financial statement line items included in Vectren’s historical presentation have been reclassified to conform to corresponding financial statement line items included in CenterPoint Energy’s historical presentation (see Note 6). These reclassifications have no material impact on the historical operating income, net income, total assets, total liabilities or shareholders’ equity reported by CenterPoint Energy or Vectren. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Vectren Merger, (ii) factually supportable and (iii) with respect to the pro forma statements of income, expected to have a continuing impact on the combined results following the Vectren Merger.

Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the Vectren Merger may differ materially from the information presented. These estimates are subject to change pending further review.

The Vectren Merger is reflected in the pro forma financial statements as an acquisition of Vectren by CenterPoint Energy, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total purchase price is allocated as described in Note 2 to the pro forma financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value.

Vectren’s regulated operations are comprised of electric generation and electric and natural gas energy delivery services. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the Indiana Utility Regulatory Commission and the Public Utilities Commission of Ohio, and are accounted for pursuant to U.S. generally accepted accounting principles, including the accounting guidance for regulated operations. The rate-setting and cost-recovery provisions currently in place for Vectren’s regulated operations provide revenues derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Vectren’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma financial statements do not reflect any net adjustments related to these amounts. Therefore, the excess purchase price over carrying value of net assets attributable to regulated operations is estimated to be comprised entirely of goodwill. The carrying values of Vectren’s non-regulated property, plant and equipment, which consists primarily of vehicles and equipment, and long-term debt, including the elimination of debt issuance costs, as of September 30, 2018, were reviewed and determined to approximate fair value; therefore, no fair value adjustment was reflected in the pro forma financial statements related to these balances.

The accounting policies used in the preparation of the pro forma financial statements are those described in CenterPoint Energy’s audited consolidated financial statements as of and for the year ended December 31, 2017. CenterPoint Energy performed a preliminary review of Vectren’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the pro forma financial statements. At this time, CenterPoint Energy is not aware of any differences that would have a material effect on the pro forma financial statements, including any differences in the timing of adoption of new accounting standards, except for certain amounts that have been reclassified to conform to CenterPoint Energy’s financial statement presentation (see Note 6). As a result of a detailed review of Vectren’s accounting policies, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements. The 2017 historical statements of income for CenterPoint Energy and Vectren do not reflect new accounting standards retrospectively adopted on January 1, 2018.

CenterPoint Energy reviewed the historical financial information for intercompany transactions and found no eliminations were necessary. Transaction costs recorded in the historical income statement have been excluded from the pro forma statements of income as they reflect nonrecurring charges directly related to the Vectren Merger. However, the transaction costs not recorded in the historical balance sheet are reflected in the pro forma balance sheet as an increase in other current liabilities and a decrease in retained earnings.

The pro forma financial statements do not reflect the realization of any expected cost savings or other synergies from the Vectren Merger as a result of restructuring activities following the completion of the Vectren Merger.

(2)	Purchase Price Consideration and Preliminary Purchase Price Allocation

The purchase price consideration of approximately $6.0 billion is based on the cash price of $72.00 per outstanding share of common stock of Vectren.

Vectren common shares outstanding as of Closing Date	83,080,695
Cash consideration per Vectren common share	$72.00
Total cash consideration paid (in millions)	$5,982

CenterPoint Energy has performed a preliminary valuation analysis of the fair market value of Vectren’s assets and liabilities. The following table summarizes the preliminary allocation of the purchase price as if the acquisition occurred on September 30, 2018 (in millions):

Current assets	$568
Property, plant and equipment, net	5,027
Identifiable intangibles	225
Regulatory assets	402
Other assets	119
Total assets acquired	6,341
Current liabilities	980
Other liabilities	1,773
Long-term debt	1,979
Total liabilities assumed	4,732
Net assets acquired	1,609
Goodwill	4,373
Total purchase price consideration	$5,982

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and pro forma statements of income. CenterPoint Energy has not completed a final valuation analysis necessary to determine the fair market values of all of Vectren’s assets and liabilities or the allocation of its purchase price. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments and, as such, no assurances can be provided regarding the preliminary purchase accounting. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets and goodwill and (3) other changes to assets and liabilities.

(3)	Financing Transactions

The pro forma financial statements give effect to the following financing transactions discussed below that were completed prior to the Closing Date.

CenterPoint Energy obtained commitments by lenders for a $5.0 billion, 364-day Bridge Facility to provide flexibility for the timing of the acquisition financing and fund, in part, amounts payable by CenterPoint Energy in connection with the Vectren Merger. Upon execution of the Bridge Facility, CenterPoint Energy deferred debt issuance costs of $25 million in other assets, of which $17 million was amortized as debt issuance expense in the historical financial statements as of and for the nine months ended September 30, 2018. CenterPoint Energy terminated all remaining commitments under the Bridge Facility promptly following the issuance of the Senior Notes and these pro forma financial statements do not reflect any borrowings under the Bridge Facility.

On August 22, 2018, CenterPoint Energy completed the issuance of 800,000 shares of its Series A Preferred Stock for $790 million, net of $10 million of issuance costs, with an aggregate liquidation value of $800 million. The Series A Preferred Stock accrue dividends in cash, calculated as a percentage of the aggregate liquidation value, at a fixed annual rate of 6.125% per annum to, but excluding, September 1, 2023, and at an annual rate of 3-month LIBOR plus a spread of 3.270% thereafter. As of September 30, 2018, CenterPoint Energy utilized the net proceeds of $790 million to temporarily pay down outstanding commercial paper to reduce holding costs.

On October 1, 2018, CenterPoint Energy completed the issuance of 977,500 shares of its Series B Preferred Stock for $950 million, net of $28 million of issuance costs, with an aggregate liquidation value of $978 million. Each share of Series B Preferred Stock is represented by 20 depositary shares offered and sold to the public. At the mandatory conversion date, each outstanding share of Series B Preferred Stock will be converted into a variable number of shares of Common Stock, depending on a preceding 20-day volume-weighted-average-price of Common Stock and subject to possible adjustment pursuant to the terms of the Series B Preferred Stock. Once declared by the Board of Directors, CenterPoint Energy will pay dividends in cash or shares of Common Stock, calculated as a percentage of the aggregate liquidation value, at a rate of 7% per annum.

On October 1, 2018, CenterPoint Energy completed the issuance of 69,633,027 shares of its Common Stock at a public offering price of $27.25 per share for $1,844 million, net of $54 million of issuance costs.

On October 5, 2018, CenterPoint Energy completed the issuance of $1.5 billion aggregate principal amount of Senior Notes, net of issuance costs of $12 million. The Senior Notes bear interest between 3.60% and 4.25%, with a weighted average interest rate of 3.90%, maturing between 2021 and 2028.

In May 2018, CenterPoint Energy entered into an amendment to its Revolving Credit Facility that increased the aggregate commitments from $1.7 billion to $3.3 billion effective the earlier of (i) the termination of all commitments by certain lenders to provide the Bridge Facility and (ii) the payment in full of all obligations (other than contingent obligations) under the Bridge Facility and termination of all commitments to advance additional credit thereunder, and in each case, so long as the Merger Agreement has not been terminated pursuant to the terms thereof without consummation of the Vectren Merger. The increase in aggregate commitments became effective on October 5, 2018.

For purposes of the pro forma financial statements, CenterPoint Energy has presented the funding of the remaining balance of the Merger Consideration, including the $790 million of proceeds from the issuance of Series A Preferred Stock used to temporarily pay down outstanding commercial paper as of September 30, 2018, through the issuance of commercial paper of $1.7 billion beginning on January 7, 2019 with a weighted average maturity of 36 days and a weighted average interest rate of 2.88% per annum.

(4)	Adjustments to Pro Forma Balance Sheet

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The following adjustments have been reflected in the pro forma balance sheet:

(a)
Cash and cash equivalents. Reflects pro forma adjustment to cash and cash equivalents related to the debt and equity financing by CenterPoint Energy to be used to fund the purchase price consideration.

	(in millions)	Reference Note
Proceeds from the issuance of Series B Preferred Stock, net	$950	Note 4(m)
Proceeds from the issuance of Common Stock, net	1,844	Note 4(n)
Proceeds from the issuance of Senior Notes, net	1,488	Note 4(j)
Commercial paper borrowings	1,700	Note 4(k)
Cash consideration	(5,982)	Note 2
Net adjustment to cash and cash equivalents	$—

(b)
Goodwill. Reflects the elimination of Vectren’s historical goodwill and the preliminary estimated goodwill resulting from the purchase price consideration in excess of the fair value of the net assets acquired in connection with the Vectren Merger.

(in millions)
Elimination of Vectren’s existing goodwill	$(293)
Preliminary estimated goodwill resulting from Vectren Merger	4,373
Net adjustment to goodwill	$4,080

(c)	Intangible assets. Reflects the preliminary purchase accounting adjustment for estimated intangible assets based on the acquisition method of accounting.

	Estimated Useful Lives
	(in years)	(in millions)
Elimination of Vectren’s existing intangible assets		$(30)
Preliminary operation and maintenance agreements	8-12	43
Preliminary backlog	1-2	75
Preliminary customer relationships	10	107
Net adjustment to intangible assets (1)		$195

(1)
Reflects the adjustment to increase the basis in intangible assets to estimated fair value. The estimated fair value is expected to be amortized over the estimated useful lives. The fair value and useful life calculations are preliminary and subject to change.

(d)	Regulatory assets. Reflects the preliminary purchase accounting adjustment for regulatory assets not earning a return based on the acquisition method of accounting.

	Estimated Useful Lives
	(in years)	(in millions)
Elimination of Vectren’s regulatory assets not earning a return (1)		$(380)
Preliminary valuation of Vectren’s regulatory assets not earning a return	3-34	312
Net adjustment to regulatory assets (2)		$(68)

(1)	Vectren’s historical balance sheet as of September 30, 2018, reflects regulatory assets of $470 million, of which $380 million are not earning a return.

(2)	The valuation and useful life calculations are preliminary and subject to change.

(e)
Transaction costs. Reflects the accrual of Vectren Merger transaction costs of $27 million, net of tax benefit of $9 million consisting of fees related to advisory services to be paid by Vectren upon closing of the Vectren Merger, all of which are directly attributable to the Vectren Merger and not recorded in the historical balance sheet. These costs have not been reflected on the pro forma statements of income as they will not have an ongoing impact on the results of the combined company.

(f)
Stock-based compensation. Reflects the vesting and cash out of $78 million, of which $13 million and $21 million was accrued in other current liabilities and other non-current liabilities, respectively, in Vectren’s historical balance sheet, in the unvested stock units and performance units of Vectren, inclusive of unpaid dividends, held by Vectren’s employees and non-employee directors upon closing of the Vectren Merger, approximating 566,442 units, inclusive of units for unpaid dividends, at $72.00 per unit. Based on a preliminary analysis and exclusive of regulatory recovery assumptions, approximately $33 million, net of tax benefit of $11 million which is reflected as a reduction to other current liabilities, was accrued by Vectren immediately prior to the Closing Date and is reflected in the preliminary purchase price allocation. These costs have not been reflected on the pro forma statements of income as they will not have an ongoing impact on the results of the combined company.

(g)
Deferred compensation. Reflects the funding of the trusts underlying Vectren’s two unfunded non-qualified deferred compensation plans and one unfunded supplemental executive retirement plan totaling $55 million that was contributed by Vectren immediately prior to closing of the Vectren Merger. Trust funding requirements in excess of cash on hand immediately prior to closing was financed with Vectren’s short-term borrowings. Certain benefit payments under the plans will be payable from the trust within 60 days of the Closing Date.

(h)
Severance costs. Certain Vectren employment agreements contain severance or other termination arrangements upon a change of control. Based on a preliminary analysis and exclusive of regulatory recovery assumptions, approximately $9 million, net of tax benefit of $3 million, was accrued by Vectren immediately prior to the Closing Date and is reflected as a liability in the preliminary purchase price allocation. These costs have not been reflected on the pro forma statements of income as they will not have an ongoing impact on the results of the combined company.

(i)
Bridge Facility fees. Reflects the write off of $8 million of Bridge Facility fees recorded in Other Assets in CenterPoint Energy’s historical balance sheet to retained earnings. These costs have not been reflected on the pro forma statements of income as they will not have an ongoing impact on the results of the combined company.

(j)	Senior Notes. Reflects the issuance of Senior Notes completed on October 5, 2018 to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from issuance of the Senior Notes	$1,500
Debt issuance costs	(12)
Net adjustment to long-term debt	$1,488

(k)	Long-term debt. Reflects issuances of commercial paper to finance a portion of the Vectren Merger purchase price.

(in millions)
Issuances of commercial paper (1)	$1,700

(1)	Includes $790 million of net proceeds from the issuance of Series A Preferred Stock that were used to pay down outstanding commercial paper as of September 30, 2018.

(l)
Deferred income taxes. Reflects additional estimated deferred income taxes attributable to the fair value adjustments of the acquired assets and liabilities, excluding goodwill. Adjustment is based on the combined company’s estimated post-Vectren Merger composite statutory tax rate of 25% as of September 30, 2018. The assumed statutory tax rate does not take into account any possible future tax events that may impact the combined company.

(in millions)
Elimination of Vectren’s deferred tax liability	$(518)
Deferred tax liability - fair value	549
Net adjustment to deferred tax liability	$31

(m)	Series B Preferred Stock. Reflects the issuance of Series B Preferred Stock completed on October 1, 2018 to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from issuance of Series B Preferred Stock	$978
Series B Preferred Stock issuance costs	(28)
Net adjustment to Series B Preferred Stock	$950

(n)	Common Stock. Reflects the issuance of Common Stock completed on October 1, 2018 to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from issuance of Common Stock	$1,898
Common Stock issuance costs	(54)
Net adjustment to common stock and additional paid-in-capital (1)	$1,844

(1)
The adjustment to record the issuance of Common Stock reflects 69,633,027 shares at par value of $0.01 per share or $1 million to Common stock and $1,843 million to Additional paid-in-capital on the pro forma balance sheet.

(o)	Equity. Reflects the elimination of Vectren’s historical equity balances, inclusive of pro forma adjustments to retained earnings recorded by Vectren prior to the close of the Vectren Merger.

(in millions)
Elimination of Vectren’s historical common stock	$(739)

Elimination of Vectren’s historical retained earnings	(1,137)
Elimination of impact to retained earnings of pro forma adjustment Note 4(e)	27
Elimination of impact to retained earnings of pro forma adjustment Note 4(f)	33
Elimination of impact to retained earnings of pro forma adjustment Note 4(h)	9
Net adjustment to retained earnings	(1,068)

Elimination of Vectren’s historical accumulated comprehensive loss	1
Net adjustment to shareholders’ equity	$(1,806)

(5)	Adjustments to Pro Forma Statements of Income and Earnings Per Share

(a)	Interest and other finance charges. Reflects additional interest expense and amortization of debt issuance costs related to the financing transactions described in Note 3 above.

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
	(in millions)
Interest expense related to the issuance of Senior Notes	$(44)	$(58)
Amortization of Senior Notes debt issuance costs (1)	(2)	(2)
Elimination of CenterPoint Energy’s historical amortization of Bridge Facility fees (2)	17	—
Estimated interest expense related to commercial paper (3) (4)	(20)	(26)
Net adjustments to interest and other finance charges	$(49)	$(86)

(1)	Reflects total debt issuance costs of $12 million amortized over the weighted-average term of the Senior Notes of 6 years.

(2)	No Bridge Facility fees were incurred by CenterPoint Energy during the year ended December 31, 2017; therefore, no historical amortization of Bridge Facility fees is eliminated.

(3)
An increase or decrease of one-eighth percent to the assumed interest rate would increase or decrease interest expense for the commercial paper by approximately $1 million for both the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively.

(4)
Reflects interest expense on approximately $910 million of commercial paper, the amount of commercial paper used to fund the remaining portion of the cash consideration after the application of funds from the Merger Financings.

(b)
Depreciation and amortization. Reflects the amortization expense (benefit) related to the preliminary purchase accounting adjustments for estimated intangible assets and regulatory assets not earning a return, calculated on a straight-line basis over the estimated weighted average useful lives.

	Weighted Average Useful Lives	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
	(in years)	(in millions)
Eliminate Vectren’s historical amortization of intangible assets		$(2)	$(3)
Operation and maintenance agreements	9	4	5
Backlog (1)	1	—	—
Customer relationships	10	8	11
Regulatory assets not earning a return	12	(4)	(6)
Net adjustment to depreciation and amortization		$6	$7

(1)
Amortization expense related to backlog amounts has not been included as the weighted average useful life has been estimated at one year and therefore will not have a continuing impact on the combined results.

(c)
Series A Preferred Stock dividends. Reflects the accumulated dividends from the issuance of the Series A Preferred Stock of $32 million and $49 million for the nine months ended September 30, 2018, and the year ended December 31, 2017, respectively. Accumulated dividends of $5 million related to Series A Preferred Stock are reflected on the historical income statement for the nine months ended September 30, 2018.

(d)
Series B Preferred Stock dividends. Reflects the accumulated dividends from the issuance of the Series B Preferred Stock of $51 million and $68 million for the nine months ended September 30, 2018, and the year ended December 31, 2017, respectively.

(e)
Transaction costs. Reflects the elimination of non-recurring transaction costs of $27 million and $15 million related to the Vectren Merger incurred by CenterPoint Energy and Vectren, respectively, and included in the historical income statements for the nine months ended September 30, 2018. No such amounts were incurred by CenterPoint Energy or Vectren during the twelve months ended December 31, 2017.

(f)
Income tax expense. Reflects the income tax effects of the pro forma adjustments calculated using an estimated combined company statutory income tax rate of 25% and 38% for the nine months ended September 30, 2018, and for the year ended December 31, 2017, respectively. The assumed statutory tax rates do not take into account any possible future tax events that may impact the combined company.

(g)
Earnings per common share. The following table provides the pro forma weighted average number of basic and diluted common shares outstanding for the nine months ended September 30, 2018, and the year ended December 31, 2017. Diluted shares outstanding include potential dilution of common stock equivalent shares that may occur if securities to issue common stock were exercised or converted into Common Stock at the maximum conversion rate. Diluted earnings per common share applies the if-converted method by adjusting for the more dilutive effect of the Series B Preferred Stock as a result of either its accumulated dividend for the period in the numerator or the assumed-converted common share equivalent in the denominator. No adjustment for the shares issuable on conversion is reflected in the computation of the pro forma diluted earnings per common share for the nine months ended September 30, 2018 because the assumed conversion of those shares would be anti-dilutive.

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
	(in millions, except per share amounts)
Numerator:
Pro forma income available to common shareholders - basic	$286	$1,833
Add back: Series B Preferred Stock dividend (Note 5(d))	—	68
Pro forma income available to common shareholders - diluted	$286	$1,901
Denominator:
Basic:
As reported weighted average common shares outstanding	431	431
Common Stock issued (Note 4(n))	70	70
Pro forma weighted average common shares outstanding	501	501
Diluted:
As reported weighted average common shares outstanding	435	434
Common Stock issued (Note 4(n))	70	70
Series B Preferred Stock assumed converted	—	36
Pro forma weighted average common shares outstanding	505	540
Earnings per common share:
Pro forma basic earnings per common share	$0.57	$3.66
Pro forma diluted earnings per common share	$0.57	$3.52

(6)	Reclassification Adjustments

CenterPoint Energy has completed a preliminary review of the financial statement presentation of Vectren for purposes of the unaudited pro forma condensed combined financial statements. During this review, the following financial statement reclassifications were performed in order to align the presentation of Vectren’s financial information with that of CenterPoint Energy:

	As of September 30, 2018
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted	CenterPoint Energy Line Item
Current Assets:	(in millions)			Current Assets:
Cash and cash equivalents	$29	$—	$29	Cash and cash equivalents
Accounts receivable, less reserves	231	—	231	Accounts receivable, less bad debt reserve
Accrued unbilled revenues	156	—	156	Accrued unbilled revenues
Inventories	119	(55)	64	Natural gas and fuel inventory
		55	55	Materials and supplies
Recoverable fuel & natural gas costs	8	(8)	—
Prepaid expenses & other current assets	54	8	62	Prepaid expenses and other current assets
Total current assets	597	—	597	Total current assets
Net utility plant	4,544	483	5,027	Property, Plant and Equipment, net
Other Assets:				Other Assets:
Investment in unconsolidated affiliate	1	—	1	Investment in unconsolidated affiliate
Other utility & corporate investments	49	(49)	—
Other nonutility investments	9	(9)	—
Nonutility plant - net	483	(483)	—
Goodwill	293	—	293	Goodwill
Regulatory assets	470	—	470	Regulatory assets
	—	30	30	Intangible assets
Other assets	35	28	63	Other
Total other assets	1,340	(483)	857	Total other assets
Total Assets	$6,481	$—	$6,481	Total Assets

	As of September 30, 2018
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted	CenterPoint Energy Line Item
Current Liabilities:	(in millions)			Current Liabilities:
Accounts payable	$233	$—	$233	Accounts payable
Accrued liabilities	246	(198)	48	Taxes accrued
		23	23	Interest accrued
		175	175	Other
Short-term borrowings	325	—	325	Short-term borrowings
Current maturities of long-term debt	60	—	60	Current portion of other long-term debt
Total current liabilities	864	—	864	Total current liabilities
Deferred Credits & Other Liabilities:				Other Liabilities:
Deferred income taxes	518	—	518	Deferred income taxes, net
Regulatory liabilities	939	—	939	Regulatory liabilities
Deferred credits & other liabilities	306	(153)	153	Other
		153	153	Benefit obligations
Total other liabilities	1,763	—	1,763	Total other liabilities
Long-term Debt - Net of Current Maturities	1,979	—	1,979	Other long-term debt, net
Common Shareholders’ Equity:				Shareholders’ Equity:
Common stock (no par value)	739	—	739	Common stock
Retained earnings	1,137	—	1,137	Retained earnings
Accumulated other comprehensive loss	(1)	—	(1)	Accumulated other comprehensive loss
Total shareholders’ equity	1,875	—	1,875	Total shareholders’ equity
Total Liabilities and Shareholders’ Equity	$6,481	$—	$6,481	Total Liabilities and Shareholders’ Equity

	Nine Months Ended September 30, 2018
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted	CenterPoint Energy Line Item
Operating Revenues:	(in millions)			Revenues:
Gas utility	$601	$437	$1,038	Utility revenues
Electric utility	437	(437)	—
Non-utility	930	—	930	Non-utility revenues
Total operating revenues	1,968	—	1,968	Total
Operating Expenses:				Expenses:
Cost of gas sold	211	138	349	Utility natural gas, fuel and purchased power
Cost of fuel & purchased power	138	(138)	—
Cost of nonutility revenues	300	—	300	Non-utility cost of revenues, including natural gas
Other operating	809	26	835	Operation and maintenance
Merger-related	26	(26)	—
Depreciation & amortization	218	—	218	Depreciation and amortization
Taxes other than income taxes	50	—	50	Taxes other than income taxes
Total operating expenses	1,752	—	1,752	Total
Operating Income	216	—	216	Operating Income
Other Income:				Other Income (Expense):
Equity in (losses) of unconsolidated affiliates	(18)	—	(18)	Equity in earnings of unconsolidated affiliate, net
Other income - net	28	(23)	5	Other, net
Total other income	10	(23)	(13)
Interest Expense	72	(23)	49	Interest and other finance charges
Income Before Income Taxes	154	—	154	Income Before Income Taxes
Income taxes	18	—	18	Income tax expense
Net Income and Comprehensive Income	$136	$—	$136	Net Income

	Year Ended December 31, 2017
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted	CenterPoint Energy Line Item
Operating Revenues:	(in millions)			Revenues:
Gas utility	$813	$569	$1,382	Utility revenues
Electric utility	569	(569)	—
Non-utility	1,275	—	1,275	Non-utility revenues
Total operating revenues	2,657	—	2,657	Total
Operating Expenses:				Expenses:
Cost of gas sold	272	172	444	Utility natural gas, fuel and purchased power
Cost of fuel & purchased power	172	(172)	—
Cost of nonutility revenues	444	—	444	Non-utility cost of revenues, including natural gas
Other operating	1,116	—	1,116	Operation and maintenance
Depreciation & amortization	276	—	276	Depreciation and amortization
Taxes other than income taxes	59	—	59	Taxes other than income taxes
Total operating expenses	2,339	—	2,339	Total
Operating Income	318	—	318	Operating Income
Other Income:				Other Income (Expense):
Equity in (losses) of unconsolidated affiliates	(1)	—	(1)	Equity in earnings of unconsolidated affiliate, net
Other income - net	33	(26)	7	Other, net
Total other income	32	(26)	6
Interest Expense	88	(26)	62	Interest and other finance charges
Income Before Income Taxes	262	—	262	Income Before Income Taxes
Income taxes	46	—	46	Income tax expense (benefit)
Net Income and Comprehensive Income	$216	$—	$216	Net Income